UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 5/20/08.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The following materials are available for view:
Notice and Proxy Statement / Form 10K
To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 4/30/08.
To request material:            Internet: www.proxyvote.com            Telephone: 1-800-579-1639            **Email: sendmaterial@proxyvote.com
**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

PIXELWORKS, INC.
PIXELWORKS, INC. 8100 SW NYBERG ROAD SUITE 400 TUALATIN, OR 97062
Vote In Person
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location

The ANNUAL Meeting of Shareholders
is to be held on 5/20/08 at 2:00 P.M.
at:	Pixelworks, Inc.
224 Airport Parkway
Suite 400
San Jose, CA 95110

Meeting Directions
From San Francisco:
•	Highway 101 South (approximately 43 miles)
•	Merge onto highway CA-87 S/Guadalupe Pkwy. (.5 miles)
•	Exit 8, towards Mineta San Jose Int’l Airport (.3 miles)
•	Take the ramp towards Mineta San Jose Int’l Airport (< .1 miles)
•	Slight right onto Airport Blvd (.3 miles)
•	Right onto Airport Pkwy (.2 miles)
From San Jose:
•	Highway CA-87N (approximately 1.8 miles)
•	Exit 8, towards Mineta San Jose Int’l Airport (.3 miles)
•	Take the ramp towards Mineta San Jose Int’l Airport (.2 miles) slight left
•	Straight onto Airport Blvd (.2 miles)
•	Right onto Airport Pkwy. (.2 miles)

Voting items
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PIXELWORKS SHAREHOLDERS VOTE FOR PROPOSALS 1, 2, 3 AND 4 BELOW.

Proposal 1.	Election of Directors:
	01)	Allen H. Alley
	02)	Mark A. Christensen
	03)	James R. Fiebiger
	04)	C. Scott Gibson
	05)	Daniel J. Heneghan
	06)	Hans H. Olsen
	07)	Bruce A. Walicek

Proposal 2.	Approval of amendment to the 2006 Stock Incentive Plan.

Proposal 3.
Grant of discretionary authority to the Board of Directors to amend the articles of incorporation of the Company to effect a reverse stock split at an exchange ratio within the specified range and at any time on or prior to the date of the 2009 Annual Meeting of Shareholders.

Proposal 4.	Ratification of the appointment of KPMG LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year.